As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SIYATA MOBILE INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Columbia (Canada)	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

SIYATA MOBILE INC.

1001 Lenoir Street, Suite A-414

Montreal, Quebec, Canada, H4C 2Z6

+1-514-500-1181

(Address and telephone number of registrant’s principal executive offices)

Carmel Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018 USA

(646) 838-1310

(Name, address, and telephone number of agent for service)

 Copies to:

Ross D. Carmel, Esq. Carmel Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, New York 10018 USA (646) 838-1310

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2022

SIYATA MOBILE INC.

$100,000,000

Common Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

This prospectus relates to the sale by Siyata Mobile Inc. (the “Company”) from time to time in one or more offerings of up to $100,000,000 aggregate amount of common shares in the capital of the Company (“Common Shares”), warrants to purchase Common Shares or Debt Securities (as defined below), or any combination thereof (“Warrants”), subscription rights evidencing the right to purchase Common Shares or Debt Securities, or any combination thererof (“Rights”), purchase contracts to purchase Common Shares, Warrants, Rights, Debt Securities, or any combination thererof (“Purchase Contracts”), debt securities of the Company (“Debt Securities”), as well as units that include any of these securities (“Units”) and, collectively with the Common Shares, Warrants, Rights, Purchase Contracts and Debt Securities, the “securities”).

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

The Common Shares are traded on the Nasdaq Capital Market under the symbol “SYTA” and the Prior Warrants (as defined herein) are traded on the Nasdaq Capital Market under the symbol “SYTAW.” The closing price of the Common Shares on the Nasdaq Capital Market on June 30, 2022 was $1.08 per share.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 17 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

ABOUT THIS PROSPECTUS

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Siyata”, “Siyata Mobile”, “we”, “our”, “us” and the “Company” refer to Siyata Mobile Inc., a company organized under the laws of British Columbia, Canada.

This prospectus is part of a registration statement on Form F-3 that the Company filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Company may, from time to time sell the securities described in this prospectus in one or more offerings pursuant to this registration statement, or any combination of the securities described in this prospectus. The Company may use the shelf registration statement to sell up to up to an aggregate of $100,000,000 of securities.

The Company will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of the securities pursuant to this prospectus. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and, if applicable, the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

MARKET INFORMATION

This prospectus and the documents incorporated by reference contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications. This prospectus and the documents incorporated by reference also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which includes information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products;

•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

•	our ability to compete effectively in a competitive industry;

•	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

•	our ability to attract collaborators and strategic partnerships;

•	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

•	our ability to meet our financial operating objectives;

•	the availability of, and our ability to attract, qualified employees for our business operations;

•	general business and economic conditions;

•	our ability to meet our financial obligations as they become due;

•	positive cash flows and financial viability of our operations and any new business opportunities;

•	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

•	our ability to be successful in new markets;

•	our ability to avoid infringement of intellectual property rights; and

•	the effects of the global COVID-19 pandemic.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors”, and “Business”, and “Incorporation of Certain Documents by Reference”, as well as in our Annual Report on Form 20-F under Item 3. Key Information – D. Risk Factors”, “Item 4. Information on the Company”, and “Item 5. Operating and Financial Review and Prospects” for additional factors that could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and as of the dates of the documents incorporated herein by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements in this prospectus are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

 The Problem

Businesses and organizations that rely on commercial vehicle fleets to carry out critical business functions and operations have historically used two-way radios (“Land Mobile Radios” or “LMR”) to communicate between drivers and headquarters. LMR communication devices have historically encountered several challenges. These devices are typically expensive, generally consisting of older and outdated technology. LMR devices are also limited in their range of communication, as local radio bandwidth is limited. Most devices are restricted to communications in one metro areas with limited connectivity with neighboring areas, agencies or companies, hindering headquarters’ ability to communicate with their vehicles. Occasionally, vehicles communicating through LMR will often encounter a communication “dead zone”, thus hindering these vehicles’ abilities to communicate during times of emergencies. They are single-purpose devices, allowing for communications through “push-to-talk” (“PTT”) broadcasting with limited additional features.

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UV350 In-Vehicle Solution

The Uniden® UV350 (the “UV350”) is the world’s first and only smartphone with 4G/LTE capabilities specifically designed for in- vehicle usage, optimizing mobile communications for on the road commercial fleet vehicles. Unlike existing Land Mobile Radio (LMR) technology, that operates over radio signals, the UV350 operates over standard 4G cellular networks. The UV350 received United States Federal Communications Commission’s approval as a cellular device, Industry Canada’s approval, certification of PCS Type Certification Review Board (“PTCRB”), Google GMS certification, and Conformité Européenne (“CE”) and Emark certification. The UV350 and has been certified or approved for manufacturing or sale by several North American wireless carriers, or our “channel partners”, including AT&T, Bell Mobility, Rogers, Verizon and by several international wireless carriers. The UV350’s reputation and approvals from industry leaders represent a barrier to entry for potential direct competitive devices, with North American carrier for in-vehicle devices for fleet communication.

AT&T, our largest channel partner, represented 14% of our revenues in 2020. AT&T did not enter into a master services agreement with the Company, but rather, enters into standard purchase order forms on a per order basis. We do does not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms. Each separate purchase order agreement can be terminated by AT&T within 10 days’ notice upon notice of and failure to cure any breach by the Company of such agreement.

The UV350 contains several unique features, including:

●	Android Operating System Compatibility. Android compatibility allows customers to download apps such as a PTT app and have it configured by the wireless carrier to ensure your workers can communicate one-to-one, or in a full group call. Because virtually any Android fleet application can be downloaded, this enables customers to eliminate redundant single-purpose hardware in their fleet vehicles.

●	Noise Cancelation. Best-in-class loud and clear audio in noisy commercial vehicles. Our bundled kit includes a dedicated loud speaker and microphone for both phone calls and Push To Talk (PTT) calls.

●	Economic. Far lower price to customers compared to using multiple single purpose devices which can cost thousands of dollars to purchase, and lots of time to install and maintain. With our UV350, the truck only needs one sim card with a voice and data plan as opposed to using multiple devices with multiple sims and plans. This allows lower monthly fees per vehicle.

●	Safety. With its large display a dedicated palm mic and one-touch buttons for key driver tasks, the UV350 is safe for drivers, allowing them to keep their eyes on the road and hands on the wheel.

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●	Wi-Fi Hotspot. Customers can connect up to five devices to the UV350 via Wi-Fi, giving the customers added connectivity options.

●	Always Powered. The UV350 is powered by the vehicle’s battery so it automatically powers on when the vehicle is started up, and it defaults to turn off automatically when the vehicle is turned off. This default setting can be changed for customers who need the device to stay on after the vehicle is shut off. The device is designed to operate properly in any extreme temperature situation.

●	4G/LTE. The UV350 works on the multiple wireless carrier networks which provide the best nation-wide coverage options for customers and is compatible with high speed 4G data networks.

●	Accessories. In addition to the UV350 standard bundle kit which includes everything that customers need to get started, Siyata also offers optional PTT accessories such as a Wired Palm Mic which most PTT customers prefer. For customers whose fleet vehicles travel into areas with limited cellular reception, Siyata offers an outdoor, roof mounted antenna as well as an optional in-line cellular booster to amplify the cellular signal so that fleet vehicles can maintain connection when they are further away from cellular tower sites.

Our Rugged Handheld Solution

Siyata has entered into supply agreements with several North American wireless carriers. The Company believes that additional complementary PTT devices can be offered by Siyata to these wireless carriers. The rugged handheld market, smartphones designed specifically to withstand hardship and exposure, have relatively few competitors, and wireless carriers appear poised to expand their offerings in this category.

Siyata currently offers a rugged handheld clamshell device (UR7) outside of North America for customers who demand a cost-effective high performing PTT device. Another rugged handheld device (UR5) is intended to complement our commercial vehicle devices for international markets and will support popular Push-to-Talk apps. Key vertical markets for rugged handheld devices are construction job sites, warehouses, factories, hotels, retail stores, schools, landscaping crews, special events. Customers who would consider our rugged handheld devices are looking to increase the worker’s productivity, and to reduce their total cost of ownership compared to other devices.

In Q3 2021, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (MCPTT) and is also the first rugged handset that Siyata will offer in North America, expected in the second half of 2021, then in Europe in 2022. With this device, Siyata expects to increase its MCPTT market share not only in the first responder market, but also in the utilities, transportation and waste management markets.

●	Tough & Rugged. Our rugged devices meet the industry standards for ruggedness and water resistance.

●	Large PTTButton. With a large dedicated PTT Button, this makes it easy for customers to use for PTT, as opposed to having to hold down a virtual button on the screen.

●	Loud and Clear. Its powerful speakers ensure loud, clear audio sound quality.

●	Large optional extended. Long lasting battery to keep working for several days, in most customer use cases. The battery can be easily and quickly replaced on short notice.

●	SOS Button. Workers can alert supervisors of emergency situations that occur on the job.

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Our Cellular Booster Solution

We offer a full line of cellular boosters, a device intended to form a wireless system to boost cellular reception, under the brand name Uniden®. We have entered into a partnership whereby Uniden America Corporation has granted the exclusive license to Siyata Mobile to market cellular signal boosters under the Uniden® brand name within the U.S. and Canada. As a world-wide leader in wireless communications, Uniden America Corporation, the North American subsidiary of Japan-based Uniden Corporation, manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden sells its products through dealers and distributors throughout North, Central and South America. Uniden Cellular booster kits solve issues of poor reception, dropped calls, lost data and transmission quality issues that users routinely experience on every cellular network. These easy-to-install cellular booster kits are designed for homes, cabins, offices, and buildings to improve the cellular signal reception indoors, allowing people to use their cellular phones indoors where they previously could not do so. We also offer models designed for vehicles, both wired and wireless boosters, to improve the cellular reception inside a vehicle that is driving in a weak cellular signal area. Uniden cellular signal boosters offer kits designed to offer cellphone coverage for difference distances, including kits for a small area of 1 or 2 rooms, and more expansive solutions that will cover over 100,000 sq. ft. Our cellular signal boosters are carrier agnostic to ensure the best signal integrity, supporting 2G, 3G, 4G and soon 5G (in development) technologies on all carriers operating in North America.

The Uniden® U60C 4G Cellular Booster and Uniden® U65C 4G Cellular Booster are user friendly devices that simply require plugging it into a power source and turning it on. The device will automatically adjust to provide the user with a boosted cellular signal in their trouble zone. These devices range in price starting from a retail price of $347 USD and up. The Uniden® U60P Cellular Booster, Uniden® U65P Cellular Booster, and Uniden® U70P Cellular Booster and available in 3G and 4G versions. These devices are just as easy to install as the consumer boosters but include additional features, such as manual gain control override, LCD status display and input signal display.

The Uniden® Link 4G Cradle Style Cellular Booster is used for single use case, Uniden® UM50 4G Cellular Booster works great in cars, vans, first responders, and any situation on the go where you need to expand your coverage zone. The Uniden® UM2M 4G Cellular Booster is our direct connect unit that works in vehicles connected to your in-vehicle phone or your cellular modem. These devices range in price starting from a retail price of $197 USD and up.

The Uniden® UM2M 4G Cellular Booster is our newest product in our line up and one of the most promising. We are very excited to launch this item as it is not only great for machine-to-machine application such as in vending and ATM machines, but this booster perfectly complements the company’s Uniden® UV350 In Vehicle Smartphone. This booster connects directly to the Uniden® UV350 In Vehicle Smartphone giving the device a much-expanded coverage zone. This is a complete solution that many customers need. The combination of Uniden® UV350 and Uniden® M2M 4G Cellular Booster gives our customer the ultimate enterprise class solution to enjoy crystal clear phone calls and lightning fast data speeds.

Industry

Communication, productivity and safety among task workers are the central requirements in business-critical and mission-critical environments. Organizations with remote and disparate workers—from police and firefighters to construction, oil rigs and manufacturing workers—require extremely durable communication solutions that provide reliable and secure voice, data and workflow applications.

The types of vehicles that we provide communication solutions to include school buses, utilities, oil and gas, waste management, snow plows, transportation, construction vehicles, and first responder vehicles. In North America there are, according to the United States Department of Transportation, over 20 million of such vehicles, representing a significant potential customer base for Siyata. Each of these types of vehicles demands superior in-vehicle communications solutions.

A cost-effective solution is essential for both government fleets, such as first responder police vehicles, and commercial enterprises, including construction companies. These industries are concerned with managing and controlling their capital expenditures and operating expenses and they adopt such mindset with their selection of communication devices for their staff and fleets.

These industries are also required to adhere to the current safety and operational requirements, while maintaining the flexibility to adjust to meet future relevant requirements. For example, currently, the fleet managers may only require PTT communications with the drivers, and the ability to track the location of their vehicles. However, latest industry trends require that drivers possess a driver emergency safety app or a workforce automation solution. A communications solution based on the UV350 contains built-in flexibility to adapt with customer demand. The UV350 is a highly connected Internet of Things (IoT) platform which supports downloadable Android apps for future functionality.

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There is a demand within our targeted vertical markets to be connected with the First Responder Network Authority (“FirstNet Authority” or “FirstNet”). FirstNet is a nationwide high-speed broadband wireless network providing a single interoperable platform for law enforcement, firefighters, paramedics and other public safety officials in every state, county, locality and tribal area. AT&T has developed a 4G network for organizations or agencies in times of emergencies to communicate and coordinate response efforts. AT&T’s FirstNet network is reserved for “primary” first responder users such as police, fire, and ambulance, and it includes “extended primary” users such as utilities, snow plows, and yellow school buses, who are occasionally summoned for emergencies. The United States Government is increasingly encouraging first-responder organizations and agencies to transition to a FirstNet-based communications network to facilitate communications and coordination during emergencies.

According to the Smithsonian Institute, there approximately 500,000 yellow school buses in the United States. School buses primarily communicate through the existing legacy technology of two-way radios (LMR). Many county school districts own both their own fleet of buses and their own radio towers with two-way radio service coverage that is restricted to within in their county. However, occasionally, when school buses transport students outside their county for field trips and sports events, the drivers are unable to communicate with their dispatchers. The UV350 device addresses this problem since it uses the nationwide cellular networks. Moving from a solely PTT to a cellular-based system also precludes the necessity for counties and school districts to maintain older radio towers.

Our Strategy

Siyata’s primary focus is to increase sales of our UV350 In-Vehicle device, rugged handhelds and cellular boosters in North America and other international markets. With approximately 20 million potential commercial vehicles to pursue in North America, per the United States Department of Transportation, Siyata believes there is large growth potential in this market. Our strategy is to continue to partner with North American and other international wireless carriers in order to interface with new potential customers and expand our customer base. Siyata sales are B2B and we will sell the hardware to the wireless carrier (or their distributors), who will in turn sell the hardware to the fleet vehicle customer.

Siyata already has established distribution relationships with several North American and international carriers and is generating revenue from selected countries outside of North America. Siyata will continue to be strategic in selecting geographic markets with strong demand for our existing solutions. We will identify key distributors in those new markets who can assist us with establishing a market presence.

Siyata is also willing to consider strategic moves such as acquiring a complementary company if the right opportunity presents itself.

Our Pricing

For wireless carriers, they are free to price the device how they choose. In most cases for significant sales opportunities the carriers are willing to subsidize the cost of the device in order to secure the new activations with the associated monthly Average Revenue Per User (ARPU).

Even our unsubsidized full price is competitive compared to other hardware solutions, but when our device is subsidized, the capital and operational expense benefits to customers compared to other solutions are even greater.

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Target Markets

Yellow School Buses

There are currently approximately 500,000 active yellow school buses in North America, per the Smithsonian Institute. The majority of these use a two-way LMR radio for voice communications between their dispatchers and the bus drivers. A small percentage of yellow school buses also use a tracking system so that the fleet manager at the local school district headquarters can identify where the buses are at any time. Challenges for school districts include controlling costs, maintaining legacy two-way radio devices and networks, and also the lack of communication with their drivers when buses are beyond the county borders for field trips and sports events. The US Government is also encouraging school districts to incorporate technology that is compatible with FirstNet. Siyata believes that UV350 In-Vehicle device with a Push-to-Talk over Cellular app, a Mobile Device Management (MDM) app, and an emergency response app such as CrisisGo, combined with Siyata’s Wired Palm Mic, Roof Mounted Antenna and In-line Cellular Booster provides a solution to these school districts. This will result in lower Capex and Opex, as well as increased driver safety, increased functionality, and much improved cellular coverage. If the School District selects FirstNet as its wireless carrier partner, then drivers can be assured of communicating with their dispatchers and with neighboring agencies in times of emergencies. This availability of the new FirstNet network is causing many school districts to reconsider their communications solutions, which will benefit Siyata. Siyata is conducting multiple trials and has already commenced sales in this sector.

Utility ‘Bucket Trucks’

Utility businesses in North America operate hundreds of thousands of vehicles, including bucket trucks used by workers to fix or install hydro-lines on utility poles. These trucks require the ability for their dispatchers to communicate with the workers in the truck. These trucks currently primarily incorporate a mix of two-way LMR radio and Push-to-Talk over Cellular (PoC) to communicate. Many bucket trucks also utilize a second weatherproof speaker mounted in the back of the truck in order for dispatchers to communicate with elevated workers operating on hydro lines. Communicating with and relaying important information to workers operating on hydro lines can be challenging. Siyata has developed a custom solution for dispatchers to communicate with the truck, and also an extra amplifier which can power the Utility’s pre-installed second speaker, connected by a simple toggle switch. Siyata has conducted trials with this product with several utility trucks.

First Responder Vehicles

According to the Smithsonian Institute, there are approximately 3 million active First Responder vehicles in the US. Most police vehicles contain “P25” two-way radio devices for PTT voice communication. P25 devices are expensive, with each device costing thousands of USD, along with a ruggedized laptop computer for database lookups which can cost over $2,000 USD. The opportunity for Siyata in the near term is to augment, rather than to replace the P25 in vehicle two-way radio. Police agencies are traditionally less willing to abandon their legacy two-way radio technology. With the launch and growth of FirstNet, police agencies are beginning to adopt FirstNet compatible PTT over cellular devices to enable neighboring agencies to communicate during emergencies. While it is possible to enable P25 two-way radios to talk with PTT over cellular devices, the UV350 is a dedicated PTT over cellular solution which delivers strong audio quality and dependability for first responders. Siyata recognizes opportunities with police agencies in smaller rural communities where two-way radio coverage is more challenging. With Siyata’s roof mounted antenna and in-line cellular booster, the UV350 device can be the solution that allows rural police vehicles to communicate efficiently. Siyata is also currently conducting trials with several ambulance agencies.

Construction Vehicles

Construction companies present a strong customer base for Siyata’s suite of products. Companies operating trucks that deliver gravel or remove soil from construction sites traditionally have used commercial grade two-way LMR radios for voice communication. These vehicles occasionally also integrate technologies such as Automatic Vehicle Location devices so that headquarters can monitor the locations of their trucks. For metro-wide two-way radio coverage, these construction companies are typically paying a small two-way radio company between $20 and $40 USD per month per truck for the use of their towers and repeaters for voice communications between headquarters and their drivers. If the trucks need to travel outside the metro region then they are unable to communicate. The UV350 device delivers loud and clear audio communications while its relatively small footprint fits securely in vehicles. The UV350 can replace the two-way radio devices used in construction company vehicles to make driving simpler and safer. Siyata is currently conducting trials with several construction companies and has already begun sales in this vertical.

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Competition

We do not believe that we have any direct competitors within the in-vehicle market category and we believe that no other Company offers an In-Vehicle Smartphone that is approved for sale in North America by wireless carriers. To date, we are not aware of any directly competing devices that are in development.

We have several indirect competitors. Customers could choose a handheld phone along with a professionally installed third party car kit. There are car kit providers who attempt to make their car kits compatible with popular handheld phone models. By comparison, the UV350 device offers enhanced audio quality, safety, and reception. Furthermore, the UV350 is always active and can be used in temperature extremes. Furthermore, the UV350 kit is one complete solution from one supplier, as opposed to buying separately from two different companies and assembling a phone and a car kit that offers no proven compatibility.

Our second indirect competitor are rugged tablets that can be placed in a mount. The UV350 device offers better audio quality, better safety, better cellular reception, and it is always on and ready to be used. Also, compared to a tablet, the UV350 can also make cellular calls including emergency 911 calls whereas the tablet cannot as it is a data only device.

Our third indirect competitor is an In-Vehicle Two-way Radio (LMR). Not only can the UV350 make phone calls which the LMR radio cannot, but the UV350 offers much better coverage due to using the cellular network as opposed to a limited two-way radio network. And the UV350 can support downloadable Android apps and can serve as a modem for IoT devices and as a Wi-Fi hotspot for further connectivity options and more.

Our fourth indirect competition is that global leading LMR vendor has recently announced the TLK 150 In-Vehicle device which is a Push to Talk over Cellular device, compatible only with its own Wave PTT application and does not feature any downloadable apps (fleet management, GPS tracking, live video feed, etc.) nor the ability to make a phone call over the wireless network. This leading LMR vendor sells the TLK 150 In-Vehicle devices directly to customers and through its dealer channel, but not through wireless carriers.

Within the Ruggedized handheld phone category, we have a few direct competitors, including Sonim Technologies, Inc., Kyocera Corporation and Bullet Mobile using the CAT brand who produce rugged handheld devices. Samsung Electronics Co. Ltd. also offer some of their consumer cellular devices in a more rugged form factor. There are also several Chinese companies who manufacture rugged devices but are less active in the North American markets.

Within the Cellular Booster category, we have several direct competitors, including Wilson Electronics, LLC, Nextivity Inc., and SureCall Company.

Employees

As of March 31, 2022, we had 27 full-time employees and no part-time employees. Ten of our employees are located in Israel, with three performing sales functions, four performing research and development functions, and four performing operations. Of the remaining 17 employees, 13 are located in Canada, with six performing sales functions and nine performing operational functions and 4 are located in the USA, all performing sales functions.

Intellectual Property

We own two patents that we acquired from ClearRF, as discussed below, and we have entered into several licensing agreements for the use of a trademark and certain patents.

Uniden America Corporation

In December 2012, Signifi Mobile, the Company’s wholly-owned subsidiary entered into a license agreement with Uniden America Corporation, as amended (the “Uniden Agreement”). The Uniden Agreement provides for the Company to use the trademark “Uniden®”, along with associated designs and trade dress to distribute, market and sell its In-Vehicle device, cellular signal booster and accessories during its term in North America. The agreement includes renewal options up to December 31, 2022 and is subject to certain minimum royalties. The license agreement is amortized on a straight-line basis over its five-year term.

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Wilson Electronics LLC

Effective January 1, 2018, Signifi Mobile Inc., the Company’s wholly-owned subsidiary, entered into an agreement with Wilson Electronics, LLC to permit the Company to utilize several of Wilson Electronics’ patents related to cellphone boosters (the “Wilson Agreement”). The Wilson Agreement grants the Company an indefinite right to utilize its cellphone booster-related patents in exchange for paying Wilson Electronics, LLC a royalty fee for boosters sold by the Company. The Wilson Agreement remains in force until the Wilson patents on the Booster products expire.

Via Licensing Corporation

Effective June 8, 2018, the Company entered into two separate licensing agreements with Via Licensing Corporation to utilize worldwide patents related to the coding and decoding of “android” software as well as access and download within the “LTE/ 4G” network. This patent is for an initial period of 5 years and can be extended for a further 5-year term. The Company has the right at any time during the term on any extension hereof, to terminate these agreements upon providing 60 days advanced notice of termination. The quarterly royalty fees are based solely on product sales and is a percentage formula based upon the number of units sold, the country manufactured and the country location of the end customer. There are no minimum royalty fees payable according to the agreement.

e Wave Mobile Ltd.

Effective October 1, 2017, the Company entered into an Asset Purchase Agreement with eWave Mobile Ltd. (“eWave”) for the purchase of certain distribution rights and contracts in connection with the right to sell and distribute in Israel certain cellular devices for the push to talk market (the “eWave Supplies”) in exchange for $700,000 and the Company issuing an amount equal to USD$700,000 to the Company. Additionally, the Company shall pay eWave 50% of the net profit from all sales the Company earns from the eWave Supplies from 2017 – 2018, and then 25% thereafter.

Clear RF, LLC

On March 31, 2021, the Company’s indirectly and wholly-owned subsidiary ClearRF Nevada Inc. acquired all of the issued and outstanding interests of Clear RF, LLC, or ClearRF, a Washington State limited liability company, for a total purchase price of $700,000 in a combination of cash and Common Shares. ClearRF produces M2M (machine-to-machine) cellular amplifiers for commercial and industrial M2M applications and offers patented direct connect cellular amplifiers and patented auto gain & oscillation control designed for M2M and “internet-of-things” (IoT) applications. Two patents (described below) held by ClearRF were subsequently transferred and assigned to Signifi Mobile Inc. following the closing of this acquisition.

i.	RF Passive Bypass technology enables tethered devices to communicate through the amplifier network, even if the amplifier loses power, or when the signal is not required, a key differentiator amongst competitors, in particular for mission-critical applications and first responder vehicles that require constant clear cellular coverage and connectivity.

ii.	Auto Gain & Oscillation Control detects the level of incoming signal strength and self-adjusts output power to ensure maximum signal strength. This feature is vital for telematics (mobile) M2M applications because the amplifier will be in constant motion and will require periodic self-adjustment based on changing incoming signal environment.

Seasonality

The Company does not experience any effects of seasonality it its business. Our products are designed to function at full capacity under all weather conditions and therefore, we do not experience any shifts in our sales patterns.

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Facilities

The Company’s headquarters are located at 1001 Lenoir Street, Suite A-414, Montreal, QC H4C 2Z6, with approximately 4,472 square feet of space. The Company entered into a lease agreement for its property for a five-year term, beginning on July 1, 2020 (the “Lease”). The Lease is set to expire on May 31, 2024. Under the Lease, the Company pays Net Rent of $12.00 per square foot per annum, approximately $53,664 annum, payable in monthly equal installments.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Going Concern

Our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2020, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Corporate History and Structure

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24,1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3,2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc.

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s Common Shares were listed only on the Nasdaq Capital Market.

The following diagram illustrates our corporate structure as of the date of this prospectus:

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Recent Developments

●	We have experienced an increase of sales of our cellular boosters as more people are working remotely as a result of the COVID-19 pandemic but our overall sales during the pandemic have remained similar to its sales in 2019 during this time period with a shift towards increased sales in North America in the first responder market. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or ability to raise funds. We plan to address any going concerns from the pandemic by continuing to increase its sales in North America is a substantial larger market than we have sold in the past. In addition, our cellular distribution business should remain strong during this time since more individuals will continue to work from home. We also expect the proceeds from this offering to allow us to cover any shortfall that we may incur until the pandemic is no longer a worldwide issue. In addition, we believe that our cellular booster business remains strong during the COVID-19 pandemic as more individuals continue to work from home, requiring improved cellular reception.

●	On April 8, 2021, the British Columbia Securities Commission (“BCSC”) issued an order to cease the trading in our Common Shares because we had not timely filed with the BCSC our annual audited financial statements for the year ended December 31, 2020, our annual management’s discussion and analysis for the year ended December 31, 2020, the annual information form for the year ended December 31, 2020 and the certification of annual filings for the year ended December 31, 2020. We subsequently filed the noted items and the cease trading order was revoked by the BCSC on July 8, 2021. We are currently in compliance with all BCSC requirements as of the date of this prospectus.

●	On August 20, 2021, the British Columbia Securities Commission (“BCSC”) issued an order to cease the trading in our Common Shares because we had not timely filed with the BCSC our interim financial report for the period ended June 30, 2021, our interim management’s discussion and analysis for the period ended June 30, 2021 and the certification of interim filings for the period ended June 30, 2021. We subsequently filed the noted items and the cease trading order was revoked by the BCSC on October 15, 2021. We are currently in compliance with all BCSC requirements as of the date of this prospectus.

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●

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per share (“Conversion Price”) of our Common Shares. We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event of default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default”, the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000. If the Company issues any Equity Interests, other than Exempted Securities, for aggregate proceeds to the Company of greater than $10,000,000, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of Lind Partners, the Company will direct 20% of such proceeds to reduce the principal balance of the Lind Note. Based on a $20,000,000 offering, 20% of said proceeds, or $4,000,000, will be used by the Company to reduce the principal balance of the Lind Note. If the Company issues any equity interests issued, subject to certain exemptions, at an effective price per share that is less than the exercise price of the Lind Warrant then in effect or without consideration, then the exercise price of the Lind Warrants shall be reduced to a price equal to the consideration per share paid for such additional Common Shares. Based on this offering at $2.30 per share, the Lind Warrants would be repriced to $2.30. Prior to this offering, the exercise price of the Lind Warrants is $4.00 per share. If the Company issues any equity interests, subject to certain exemptions, at an effective price per share that is less than the conversion price of the Lind Notes then in effect or without consideration, then the conversion price of the Lind Notes shall be reduced to a price equal to the consideration per share paid for such additional Common Shares. Based on this offering at $2.30 per Common Share, the conversion price of the Lind Note would be repriced to $2.30, which would result in 3,130,435 shares to be issued upon conversion of the full $7,200,000 Lind Note. Prior to this offering, the conversion price is $10.00 per share and the shares issued upon conversion of the full $7,200,000 Lind Note would be 720,000.

See “Description of Share Capital – The Lind Partners Senior Secured Convertible Note and Warrant” for more information.

●	On October 6, 2021, Siyata Mobile completed a major milestone and entered into a working partnership with a global leading U.S. distributor (“Leading U.S. Distributor”) for its recently launched SD7 mission-critical push-to-talk (MCPTT) ruggedized handheld device. The companies signed an addendum to their Master Service Agreement (MSA) appointing the Leading U.S. Distributor as a non-exclusive SD7 marketing and distribution partner. The Leading U.S. Distributor, the leading global land mobile radio (LMR) vendor, will be marketing the SD7 both in North America as well as in international markets, selling both directly and in partnership with us.

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Corporate Information

Our principal executive offices and headquarters are located at 1001 Lenoir Street, Suite A-414, Montreal, QC H4C 2Z6 and our phone number is +1-514-500-1181. We maintain a corporate website at www.siyatamobile.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Nasdaq Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “SYTA” and our Prior Warrants are listed on the Nasdaq Capital Market under the symbol “SYTAW.” We currently do not plan to apply to list any other of the securities on any national securities exchange.

The Securities the Company May Offer

The Company may sell, in one or more offerings pursuant to this prospectus and the applicable prospectus supplement, up to $100,000,000 aggregate amount of Common Shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units listed on the cover page of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F, which is incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of Common Shares, Warrants, Rights, Purchase Contracts, Debt Securities and/or Units comprised of any of the foregoing securities as shall have a maximum aggregate offering amount of $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are raising capital to expand and grow our business. Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for, in no particular order of magnitude, capital expenditures, expansion of our marketing efforts, investments in or advances to our subsidiaries, acquisitions of complementary businesses, debt reduction or debt refinancing, capital expenditures, working capital and other general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the Commission and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, see “ITEM 5. “Operating And Financial Review And Prospects – B. Liquidity and Capital Resources – SHARE CAPITAL” in the Company’s Annual Report on Form 20-F.

Common Shares

For a description of our Common Shares, see “Description of Common Shares”, below.

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Warrants Issued January 11, 2022

Overview

The following summary of certain terms and provisions of the Warrants issued January 11, 2022 (the “January 22 Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between Computershare Inc. and Computershare Trust Company, N.A. (together, the “Warrant Agent”) and the Company (the “Warrant Agreement”), and the form of the January 22 Warrants, both of which are filed as exhibits to the registration statement relating to the offer and sale of such warrants, which is not incorporated herein.

The January 22 Warrants entitle the registered holder to purchase Common Shares at a price equal to $2.30 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of Common Shares issuable upon exercise of the January 22 Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the January 22 Warrants will not be adjusted for issuances Common Shares at prices below its exercise price.

Exercisability. The January 22 Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The January 22 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the January 22 Warrants. If we fail to maintain the effectiveness of the registration statement and a current prospectus relating to the Common Shares issuable upon exercise of the January 22 Warrants, the holders of the January 22 Warrants will have the right to exercise the January 22 Warrants solely via a cashless exercise feature provided for in the January 22 Warrants, until such time as there is an effective registration statement and a current prospectus.

Exercise Limitation. A holder may not exercise any portion of a January 22 Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the January 22 Warrants, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the January 22 Warrants is no less than 100% of public offering price of the Units offered by the Company in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the January 22 Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the January 22 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, the January 22 Warrants will not trade on the Nasdaq Capital Market and no trading market is expected to develop for the Warrants.

Warrant Agent; Global Certificate. The January 22 Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The January 22 Warrants were will initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the January 22 Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the January 22 Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the January 22 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The January 22 Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the January 22 Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The January 22 Warrants and the Warrant Agreement are governed by New York law.

Prior Warrants

Overview. Our warrants that were issued in conjunction with our initial public offering on the Nasdaq Capital Market (“Prior Warrants”) were listed on the Nasdaq Capital Market and currently trade under the symbols “SYTAW.”

The following summary of certain terms and provisions of the Prior Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Warrant Agent, and the form of Prior Warrants, both of which are filed as exhibits to the registration statement for that offering which is not incorporated herein by reference.

The Prior Warrants entitle the registered holder to purchase Common Shares at a price equal to $6.85 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of the initial public offering in September, 2020.

The exercise price and number of Common Shares issuable upon exercise of the Prior Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Prior Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.

Exercisability. The Prior Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Prior Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Prior Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Prior Warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Shares issuable upon exercise of the Prior Warrants, the holders of the Prior Warrants shall have the right to exercise the Prior Warrants solely via a cashless exercise feature provided for in the Prior Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Prior Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Prior Warrants is no less than 100% of public offering price of the Units that were previously offered by the Company. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Fractional Shares. No fractional Common Shares will be issued upon exercise of the Prior Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Prior Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Prior Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Prior Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Prior Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Prior Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prior Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Prior Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Prior Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Prior Warrants and the warrant agency agreement are governed by New York law.

The Lind Partners Senior Secured Convertible Note and Warrant

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per Common Share (“Conversion Price”). We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default”, the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000.

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The Company will have the right to buy-back the outstanding face value of the Lind Partners Note at any time with no penalty (“Buy-Back Right”). Should the Company exercise its Buy-Back Right, Lind will have the option to convert up to 25% of the face value of the Note at the lesser of the Conversion Price or Repayment Price. Additionally, the Lind Partners Note ranks senior to other Company debt, excluding certain debt facilities, and is secured over Company assets, as more fully detailed in the Purchase Agreement and Note.

Further, the Purchase Agreement provides that Lind will also receive a Common Shares purchase warrant to purchase up to 2,142,857 shares of the Company’s Common Shares (“Lind Partners Warrant”). The Lind Partners Warrant may be exercisable with cash payment for 60 months with an exercise price of USD$4.00 per Common Share and may be exercised on a cashless basis in the event that a registration statement covering the underlying Common Shares is not deemed effective. Additionally, in the event that, on any day following the date that is 120 calendar days after the Issue Date, the Holder is not able to exercise all or any portion of the Lind Partners Warrant, the Company shall, at the Holder’s election, within 90 calendar days following receipt of a written notice from the Holder (the “Alternate Issuance Notice”) be required, with respect to all or any portion of the Lind Partners Warrant, as applicable, that cannot be exercised, to pay to the Holder an amount of cash equal to the Alternate Issuance Value (as defined below) of the portion of the Lind Partners Warrant that is not exercisable due to the Issuance Cap (as defined below) on the date of such Alternate Issuance Notice (the “Alternate Issuance Shares”). In the event of any Alternate Issuance, the Exercise Shares shall be reduced by the amount of Alternate Issuance Shares. As defined in the Lind Partners Warrant, the “Alternate Issuance Value” means a value equal to the number of Common Shares as to which the Lind Partners Warrant is sought to be exercised (as indicated on the Exercise Notice), multiplied by a per share price equal to the VWAP for the Trading Day immediately preceding the intended date of exercise minus the Exercise Price.

If the Company issues any Equity Interests, other than Exempted Securities, for aggregate proceeds to the Company of greater than $10,000,000, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of Lind Partners, the Company will direct 20% of such proceeds to reduce the principal balance of the Lind Note. Based on this $20,000,000 offering, 20% of said proceeds, or $4,000,000, will be used by the Company to reduce the principal balance of the Lind Note. If the Company issues any equity interests, subject to certain exemptions, at an effective price per share that is less than the exercise price of the Lind Warrant then in effect or without consideration, then the exercise price of the Lind Warrants shall be reduced to a price equal to the consideration per share paid for such additional Common Shares. Based on this capital raise at $2.300 per share, the Lind Warrants would be repriced to $2.30. Prior to this offering, the exercise price of the Lind Warrants is $4.00 per share. If the Company issues any equity interests issued, subject to certain exemptions, at an effective price per share that is less than the conversion price of the Lind Notes then in effect or without consideration, then the conversion price of the Lind Notes shall be reduced to a price equal to the consideration per share paid for such additional Common Shares. Based on the offering at $2.30 per Common Share, the conversion price of the Lind Note would be repriced to $2.30, which would result in 3,130,435 shares to be issued upon conversion of the full $7,200,000 Lind Note. Prior to this offering, the conversion price is $10.00 per share and the shares issued upon conversion of the full $7,200,000 Lind Note would be 720,000.

Both the Lind Partners Note and the Lind Partners Warrant contain certain anti-dilution protection in certain circumstances. In connection with the transaction, the Company filed a registration statement covering the Common Shares underlying the Lind Partners Note and Lind Partners Warrant. The Lind Partners Note and Lind Partners Warrant also include a Common Share issuance cap preventing the Company from issuing Conversion Shares or Warrant Shares, as the case may be, in the event that any such issuance would violate any issuance restrictions of the Trading Market, after taking into account all of the Investor Shares (the “Issuance Cap”), as more fully detailed in the Lind Partners Note and Lind Partners Warrant.

Concurrently with the execution of the Purchase Agreement, the Company, its subsidiaries and Lind entered into certain security agreements and guarantees as more fully detailed in the Purchase Agreement.

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The Securities Agreement requires that the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 90th calendar day following the date hereof for the purpose of obtaining the Shareholder Approval; provided, however, such 90 calendar days shall be increased to 120 calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained. Prior to any such shareholder meeting, the Company shall timely file a proxy circular pursuant to NI 51-102 in compliance in all material respects with the provisions of the Company’s constating documents and all applicable Law.

The Purchase Agreement contains customary representations and warranties of the Company and Lind. In addition, the Note contains restrictive covenants and event of default provisions that are customary for transactions of this type.

Lind may sell all, some or none of the Common Shares issuable upon conversion of the Lind Partners Note or exercise of the Lind Partners Warrant pursuant to a registration statement declared effective on December 3, 2021.

DESCRIPTION OF COMMON SHARES

The following description of our Common Shares and provisions of our articles are summaries and do not purport to be complete. The following summary is not complete and is qualified in its entirety by our articles and notice of articles, and the actual terms and conditions of such shares.

We are authorized to issue an unlimited number of Common Shares with no par value. We have 15,120,524 Common Shares issued and outstanding as of June 30, 2022, excluding 1,183,023 Common Shares that may be granted in the future under our equity incentive plan. We currently only have one class of issued shares, being the Common Shares, which have identical rights in all respects and rank equally with one another. On September 20, 2020, the Company consolidated our issued and outstanding Common Shares on a 145-to-1 basis.

Our Common Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “SYTA.”

All of our issued and outstanding Common Shares are fully paid and non-assessable. Unless the board of directors determine otherwise, each holder of our Common Shares will not receive a certificate in respect of such Common Shares. Our shareholders may freely hold and vote their Common Shares.

Subject to the provisions of the Business Corporations Act (British Columbia) (“BCBCA”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which cany rights and privileges that are preferential to the rights attaching to Common Shares. No share may be issued at a discount except in accordance with the provisions of the BCBCA. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

The holders of Common Shares are entitled to vote at all meetings of the shareholders of the Company except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors. After payment of all outstanding debts, the holders of Common Shares shall be entitled to receive the remaining property of the Company upon the liquidation, dissolution or winding-up thereof.

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DESCRIPTION OF WARRANTS

We are registering Warrants to purchase Debt Securities, Common Shares, or any combination thereof. We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants. The issuance of Warrants is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

•	the title of the Warrants;

•	the aggregate number of the Warrants;

•	the price or prices, if any, at which the Warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price, are payable;

•	the extent to which the Warrants are not transferable;

•	the designation, number or principal amount and terms of the Debt Securities and/or Common Shares purchasable upon exercise of the Warrants;

•	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

•	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

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•	the date on which the right to exercise the Warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout the period, the specific date or dates on which you may exercise the Warrants;

•	whether the Warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit will correspond to the form of the unit and of any security included in that Unit;

•	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the maximum or minimum number of the Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	in connection with Warrants denominated as Rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	the anti-dilution provisions of the Warrants, if any;

•	any redemption or call provisions;

•	whether the Warrants may be sold separately or with other securities as part of Units;

•	any material Canadian and United States federal income tax consequences;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

•	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our Common Shares, or Debt Securities. The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the Rights, rights agreement (if any) or Rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement (if any) and Rights certificate for additional information before you decide whether to purchase any of our Rights.

Rights may be issued independently or together with any other security offered by this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement, and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. Each series of Rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The Rights agent, if any, will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the Commission each time we issue Rights, and you should read that document for provisions that may be important to you. The issuance of Rights is subject to our articles and notice of articles, the BCBCA, the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

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The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

•	the date for determining the shareholders entitled to the Rights distribution;

•	the exercise price for the Rights;

•	the number of Rights issued to each shareholder and the aggregate number of Rights issued;

•	the exercise price payable for each Common Share or Debt Security upon the exercise of the Rights;

•	the number and terms of the Common Shares or Debt Securities which may be purchased per Right;

•	the extent to which the Rights are transferable and the date, if any, on and after the Rights may be separately transferred;

•	the date on which the right to exercise the Rights will commence and the date on which the right to exercise the Rights will expire;

•	the method by which holders of Rights will be entitled to exercise;

•	the conditions to the completion of the offering; if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering; and

•	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Common Shares or other securities, as applicable, purchasable upon exercise of the Rights. The issuance of rights agreements is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

Rights Agent

The Rights agent (if any) for any Rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Common Shares, Warrants, Rights, Debt Securities, or any combination thereof, at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts also may require us to make periodic payments to the holders of the Purchase Contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Purchase Contracts. The securities related to Purchase Contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of the Purchase Contracts to purchase the underlying security or property under the related Purchase Contracts. The rights of holders of Purchase Contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of Purchase Contracts will be permitted to withdraw the pledged securities related to such Purchase Contracts from the pledge arrangement.

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Subject to any restrictions under to our articles, notice of articles, or the BCBCA, the Purchase Contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our Common Shares, Warrants, Rights, Debt Securities, or any combination thererof.

The prospectus supplement relating to any particular issuance of Purchase Contracts will describe the terms of the Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Purchase Contracts, which will be filed with the Commission each time we issue purchase contracts. U.S. federal income tax considerations applicable to the Purchase Contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, Debt Securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior Debt Securities or subordinated Debt Securities under separate indentures between us and an indenture trustee to be named in a prospectus supplement, which may be supplemented or amended from time to time following their execution. The senior Debt Securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. The subordinated Debt Securities will be our direct, unsecured general obligations. The subordinated Debt Securities will be subordinate and junior in right of payment to all senior indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation, or reorganization, to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Senior Debt Securities would be issued under a senior indenture and subordinated Debt Securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the “indenture”, and collectively as the “indentures.” We will file the indentures as an exhibit to a Form 6-K or as an amendment to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus.

The particular terms of a series of Debt Securities will be described in a prospectus supplement relating to such series of Debt Securities.  The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of Debt Securities that we may issue, and neither the senior Debt Securities nor the subordinated Debt Securities will be secured by any of our property or assets. Thus, by owning Debt Securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of Debt Securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus and their terms may vary from the description set forth herein. Because this section is a summary, it does not describe every aspect of the Debt Securities or any applicable indentures or supplemental indenture.  Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein.  This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of Debt Securities described in the applicable prospectus supplement or supplements.  You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The Debt Securities may be denominated and payable in U.S. dollars. We may also issue Debt Securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue Debt Securities as part of any Units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the Debt Securities.  Debt securities may bear interest at a fixed rate, which may be zero, or a floating interest rate.

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We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

The prospectus supplement will set forth, among other things:

•	the title of Debt Securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

•	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

•	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

•	the date or dates on which we will pay the principal on the Debt Securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to extend the interest periods and the duration of that extension;

•	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

•	the terms and conditions upon which we may redeem the Debt Securities;

•	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

•	the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

•	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the Debt Securities;

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•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

•	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

•	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our Common Shares or other securities or another person; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement. The issuance of Debt Securities is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee; and

•	bear any required legends.

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No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the Debt Securities registered in their names;

•	will not be entitled to physical delivery of certificated Debt Securities; and

•	will not be considered to be holders of those Debt Securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

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Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

•	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

•	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

•	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our Company; and

•	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

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The indenture may provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

•	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture may require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture may provide that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

•	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities”, as evidenced by an officer’s certificate;

•	provide for the issuance of additional Debt Securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

•	add guarantees with respect to the Debt Securities;

•	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•	secure the Debt Securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the interests of any holder of Debt Securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

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Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

•	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

•	waive a payment default with respect to the Debt Securities;

•	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

•	make any change to the amendment and modification provisions in the indenture; or

•	reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture may provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture may provide that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

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The conditions include:

•	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

•	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for Common Shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, any required shareholder approvals for the conversion and issuance of shares, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

Governing Law

The indenture and the Debt Securities, and any claim, controversy or dispute arising under or related to the indenture or the Debt Securities, will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF UNITS

We may issue Units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement. The issuance of Units is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

We will incorporate by reference from reports that we file with the Commission, the form of unit agreement that describes the terms of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable prospectus supplements related to the particular series of Units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the Units.

Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the Commission each time we issue Units, and you should read those documents for provisions that may be important to you.

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The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

•	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

•	any provision of the governing unit agreement that different from those described below; and

•	whether the Units will be issued in fully registered or global form.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Shares”, “Description of Warrants”, “Description of Rights”, “Description of Purchase Contracts” and “Description of Debt Securities” will apply to each Unit, as applicable, and to any Common Share, Warrant, Right, Purchase Contract or Debt Security, included in each Unit, as applicable.

COMPARISON OF BRITISH COLUMBIA AND DELAWARE CORPORATE LAW

The Company is a corporation governed by the BCBCA. The BCBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the BCBCA, and the Company’s articles and notice of articles.

	Delaware	British Columbia (Canada)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation's certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA and the Company's articles, certain company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders, in person or by proxy, that carry the right to vote on the resolution.

A special resolution is a resolution passed at a shareholders’ meeting by a two-thirds majority of the votes cast by shareholders, in person or by proxy, that carry the right to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected. Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate "despite any other provision" of the BCBCA. In general, a plan of arrangement is approved by a company's board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote.

The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

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	Delaware	British Columbia (Canada)
Special Vote Required for Combinations with Interested Stockholders/ Shareholders	Unless a Delaware corporation's certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder. For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.	The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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	Delaware	British Columbia (Canada)
Appraisal Rights; Rights to Dissent	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing	The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction. Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or shareholders.	The BCBCA provides that if, within four months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within five months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within two months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company's articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

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	Delaware	British Columbia (Canada)
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaw	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCBCA, unless its charter or an enactment provides otherwise, a company may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent. The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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	Delaware	British Columbia (Canada)
Vacancies on Board of Directors	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and the Company's articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and the Company's articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders' meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.	The Company's articles allow for the removal of a director by special resolution of the shareholders.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation's books and records for a proper purpose

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

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	Delaware	British Columbia (Canada)
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation's bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company's articles, or (iii) if the company's articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company's articles (such as a change in the company's authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company's articles.

Our articles provide that certain changes to the Company's share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

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	Delaware	British Columbia (Canada)
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys' fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company's request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person's position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual's conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, the Company's articles require it to indemnify its directors, officers, former directors or officers (and such individual's respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCBCA.

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	Delaware	British Columbia (Canada)
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director's breach of the director's fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

41

	Delaware	British Columbia (Canada)
Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant's interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the BCBCA's oppression remedy.

The BCBCA's oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A "shareholder" for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

42

	Delaware	British Columbia (Canada)
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as "advance notice bylaws”, that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation's capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of the Company's issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to the Company in advance of any proposed meeting by delivering a timely written notice in proper form to the Company's registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

TAX

The material tax consequences of any offering of securities will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

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•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities or in the form of securities such as Common Shares or warrants. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may directly solicit offers to purchase the securities being offered by this prospectus and may also engage in “at-the-market” offerings as defined in Rule 415 of the Securities Act. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable Commission rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, Common Shares may be issued upon conversion of or in exchange for Debt Securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

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Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our Common Shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Common Shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any Common Shares sold will be sold at prices related to the then prevailing market prices for our Common Shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Shares or Warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Canadian law and with respect to the validity of the offered securities under the law of British Columbia, Canada, will be passed upon for us by Cassels Brock & Blackwell LLP. Certain legal matters with respect to New York law, the validity of the Debt Securities under New York law, and U.S. federal securities law will be passed upon for us by Carmel Milazzo & Feil, LLP, New York.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 appearing in our Annual Report on Form 20-F will been so included in reliance on the report of our accountants, Davidson & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are organized under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by Cassels Brock & Blackwell LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 001-39557). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the Commission that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the Commission on April 28, 2022 (the “Form 20-F”);

•	our Current Report on Form 6-K furnished to the Commission on April 29, 2022, May 3, 2022, May 17, 2022, May 26, 2022, May 31, 2022, May 31, 2022, June 7, 2022 and June 27, 2022 and the “Selected Q1 Unaudited Financial Summary” portion of Exhibit 99.1 of our Current Report on Form 6-K furnished to the Commission on April 29, 2022;

•	the description of our securities registered under Section 12 of the Exchange Act contained in the Form 8-A12B, as filed with the Commission on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

•	any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

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In addition, any reports on Form 6-K submitted to the Commission by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the Commission or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Siyata Mobile, Inc., Attn: Chief Financial Officer, 1001 Lenoir St Suite A-414, Montreal, QC H4C 2Z6 Canada. You may also obtain information about us by visiting our website at https://www.siyatamobile.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s website, as provided below.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports and other information with the Commission, including annual reports on Form 20-F and reports on Form 6-K. The Commission maintains an Internet site that contains reports and other information regarding issuers, such as us, that file electronically with the Commission (http://www.sec.gov).

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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SIYATA MOBILE INC.

$100,000,000

Common Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

[*], 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$9,270
FINRA filing fee	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Printing expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 8.	Indemnification of Directors and Officers.

Section 160 of the Business Corporation Act authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) unless such individual did not act honestly and in good faith with a view to the best interests of the company and, in the case of a proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Upon completion of this offering, our articles will provide that we shall indemnify directors and officers to the extent required or permitted by law.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (A) paragraphs (a)(1)(i) and (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this registration statement, and (B) paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Form of Specimen Share Certificate

4.2*	Form of Warrant Certificate

4.3*	Form of Warrant Agreement

4.4*	Form of Rights Certificate

4.5*	Form of Rights Agreement

4.6*	Form of Indenture

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

5.1	Opinion of Cassels Brock & Blackwell LLP, Canadian legal counsel to the Registrant

5.2	Opinion of Carmel Milazzo & Feil LLP, U.S. legal counsel to the Registrant

23.1	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

23.2	Consent of Carmel Milazzo & Feil LLP (included in Exhibit 5.2)

23.3	Consent of Davidson & Company LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the Signature Page hereof)

25.1**	Statement of Eligibility of Trustee under the Indenture on Form T-1

107	Filing fee table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type 305B2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec on this 28th day of June, 2022.

SIYATA MOBILE INC.

By:	/s/ Marc Seelenfreund
Marc Seelenfreund
Chief Executive Officer and Director

Each person whose signature appears below authorizes Marc Seelenfreund and Gerald Bernstein, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form F-3 relating to the offering and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marc Seelenfreund	Chief Executive Officer and Director	June 28, 2022
Marc Seelenfreund	(Principal Executive Officer)

/s/ Gerald Bernstein*	Chief Financial Officer
Gerald Bernstein	(Principal Accounting and Financial Officer)	June 30, 2022

/s/ Peter Goldstein*
Peter Goldstein	Chairman	June 29, 2022

/s/ Michael Kron*
Michael Kron	Director	June 28, 2022

/s/ Lourdes Felix*
Lourdes Felix	Director	June 29, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Marc Seelenfreund, the duly authorized representative of the Registrant in the United States, has signed this registration statement, solely in the capacity of the duly authorized representative, on June 28, 2022.

By:	/s/ Marc Seelenfreund
Name: Marc Seelenfreund
Title: Chief Executive Officer and Director